UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

Jerrick Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

202 S. Dean St. Englewood, NJ 07631
(Address of principal executive offices)

(201) 258-3770

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2017, Jerrick Media Holdings, Inc. (the “Company”) conducted the initial closing (the “Initial Closing”) of a private placement offering to accredited investors (the “Offering”) of the Company’s securities by entering into a subscription agreement (the “Subscription Agreement”) with an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) for gross proceeds of $140,605.

On March 17, 2017, the Company conducted the final closing of the Offering by entering into Subscription Agreements with eight accredited investors for additional gross proceeds of $775,980. In the aggregate, the Company entered into Subscription Agreements with nine accredited investors (the “Investors” and each, an “Investor,”), offering up to $1,000,000 of face value in secured promissory notes (each, a “Note” and collectively, the “Notes”) with an original issue discount of six percent (6%) and warrants (each, a “Warrant” and collectively, the “Warrants”) to purchase the Company’s common stock. Pursuant to the Subscription Agreements, the Company issued $975,511 aggregate principal amount of the Notes due on September 1, 2017 and warrants to purchase shares of the Company’s common stock for aggregate gross proceeds of $916,585.

The Notes are convertible into shares of the Company’s common stock at the time of Company’s next round of financing (the “Subsequent Offering”) at a price equal to eighty-five percent (85%) of the price per share offered in the Subsequent Offering (the “Conversion Price”). The Warrants have a five-year term. Investors received Warrants in the following amounts: (i) Investors purchasing $150,000 or more of the Offering received a Warrant equal to one hundred thirty percent (130%) of the dollar amount invested in the Offering; (ii) Investors purchasing at least $100,000 but less than $150,000 of the Offering received a Warrant equal to one hundred percent (100%) of the dollar amount invested in the Offering; and (iii) Investors purchasing less than $100,000 of the Offering received to a Warrant equal to seventy percent (70%) of the dollar amount invested in the Offering. The Warrants entitle the holder to purchase shares of the Company’s common stock at $0.20 per share (the “Exercise Price”).

The Conversion Price and the Exercise Price are subject to adjustments for issuances of (i) the Company’s common stock, (ii) any equity linked instruments or (iii) securities convertible into the Company’s common stock, at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustments shall result in the Conversion Price or Exercise Price being reduced to such lower purchase price, as described in the Notes and Warrants.

In connection with the Offering, the Company retained Bradley Woods & Co. Ltd., a registered FINRA broker-dealer, as its placement agent (the “Placement Agent”) to carry out the Offering on a “best-efforts” basis. The Company agreed to pay the Placement Agent for its services in the Offering, (i) a cash fee equal to ten percent (10%) of the aggregate gross proceeds raised by the Placement Agent in the Offering and (ii) warrants to purchase shares of the Company’s common stock equal to ten percent (10%) of the number of shares of the Company’s common stock that are issuable upon conversion of the Notes sold in the Offering at the Exercise Price. The Placement Agent may reallocate a portion of its compensation to other licensed securities broker-dealers assisting in the Offering.

The foregoing description of the Offering does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement, the Note and the Warrant, copies of which are filed herewith as Exhibit 10.1, Exhibit 10.2, and Exhibit 4.1, respectively.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

Item 1.01 is hereby incorporated by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

Item 1.01 is hereby incorporated by reference.

The securities issued pursuant to the Offering were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits – The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit
4.1	Form of Warrant*
10.1	Form of Subscription Agreement*
10.2	Form of Promissory Note*

*Filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERRICK MEDIA HOLDINGS, INC.

Dated: March 21, 2017	By:	/s/ Jeremy Frommer
Jeremy Frommer Chief Executive Officer

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